EXHIBIT 4.1

                   -------------------------------------------

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                            SIRCO INTERNATIONAL CORP.

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                            Series A Preferred Stock
                            ------------------------

         A series of 700 shares of preferred stock, par value $0.10 per share, of Sirco International Corp. (the "Company") shall be created and be designated "Series A Preferred Stock" having the following rights and preferences:

                  DESIGNATION OF SERIES A PREFERRED STOCK. The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the Series A Preferred Stock (referred to hereinafter sometimes as the "Designations") shall be as set forth below. Subject to the limitations set forth below, the Company may issue other additional series of preferred stock whose rights, preferences, powers, privileges and restrictions, qualifications and limitations regarding Distributions (as hereinafter defined) and/or liquidation that are either subordinate to, or pari passu with, the Designations of the Series A Preferred Stock. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Company's Certificate of Incorporation, dated as of July 22, 1964, as amended (the "Certificate of Incorporation"). The Certificate of Incorporation is on file at the principal place of business of the Company and copies will be made available on request and without cost to any shareholder of the Company so requesting.

         SECTION 1. Dividends and Distributions. Commencing from the date of initial issuance of shares of Series A Preferred Stock (the "Date of Issuance"), the holder of each issued and outstanding share of Series A Preferred Stock shall be entitled to receive, out of assets at the time legally available for such purpose, dividends and distributions, whether in cash or property or in securities of the Company, including subscription or other rights to purchase or acquire securities of the Company ("Distributions"), when and as declared by the Board of Directors of the Company (each such date, a "Dividend Payment Date") on the shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company, such that when and as a Distribution is declared, paid and made on shares of Common Stock, the Board of Directors shall also declare a Distribution at the same rate and in like kind on the shares of Series A Preferred Stock, so that the Series A Preferred Stock will participate equally with the Common Stock, share for share, in such Distribution. In connection therewith, each share of Series A Preferred Stock shall entitle the holder thereof to such Distributions based upon the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible, rounded to the nearest one tenth of a share. If on any Dividend Payment Date the Company shall not be lawfully permitted under New York law to pay all or a portion of any such declared Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company, to the extent permitted by New York law, lawfully to pay such Distributions.

         SECTION 2. Liquidation. (a) In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary (a "Liquidation"), the holders of shares of Series A Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of Common Stock or upon any other series of preferred stock of the Company with a liquidation preference subordinate to the liquidation preference of the Series A Preferred Stock, an amount equal to one thousand dollars ($1,000) per share. If, upon any Liquidation of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock, and the holders of any other series of preferred stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock, the full amounts to which they shall respectively be entitled, the holders of shares of Series A Preferred Stock and the holders of any other series of preferred stock with liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall receive all of the assets of the Company available for distribution and each such holder of shares of Series A Preferred Stock and the holders of any other series of preferred stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series A Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of Series A Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of Common Stock and of shares of any other series of stock of the Company shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its shareholders.

                  (b) A merger or consolidation of the Company with or into any other corporation, or a sale, lease, exchange or transfer of all or any part of the assets of the Company which shall not in fact result in the liquidation (in whole or in part) of the Company and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution or winding-up of the Company.

         SECTION 3. Conversion of Series A Preferred Stock. The holders of Series A Preferred Stock shall have the following conversion rights:

                  (a) Optional Right to Convert. Each share of Series A Preferred Stock shall be convertible at the option of the holder (an "Optional Conversion") into fully paid and non-assessable shares of Common Stock at any time after the original issuance of the Series A Preferred Stock (such date being referred to as a "Conversion Date") at the conversion price (the "Conversion Price") set forth below.

                  (b) Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock shall provide written notice (a "Conversion Notice") via confirmed facsimile to the Company at its principal executive offices. The original Conversion Notice and the certificate or certificates representing the Series A Preferred Stock for which conversion is elected, duly endorsed in blank or accompanied by proper instruments of transfer, shall be delivered to the Company at its principal executive offices by overnight domestic courier or by international courier. The date upon which a Conversion Notice is properly received by the Company shall be a "Notice Date".

                  (c) Conversion Price. Each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock determined in accordance with the following formula (the "Conversion Formula"):

                                                       1,000
                                                       -----
                                                  Conversion Price

         where:

                  Conversion
                  Price = (A) prior to May 31, 1999, $3.33 or (B) on or after May 31, 1999, the lesser of (i) $3.33 or (ii) the average closing share price of the Common Stock, as reported by NASDAQ, for the twenty (20) trading days immediately preceding May 31, 1999; provided, however, that in no event shall the Conversion Price be less than $1.66.

                  (d) Mandatory Conversion. At any time after May 31, 1999, the Company may cause the conversion (a "Mandatory Conversion") of the Series A Preferred Stock outstanding into fully paid and non-assessable shares of Common Stock pursuant to the Conversion Formula, based upon the Conversion Price then in effect.

                  To effect a Mandatory Conversion, the Company shall issue to each holder of record of the Series A Preferred Stock a notice stating that the Company is effecting a Mandatory Conversion with regard to the Series A Preferred Stock. Such notice shall contain a statement indicating the number of shares of Series A Preferred Stock subject to the Mandatory Conversion, the number of shares of Common Stock to be received by holders upon conversion and the effective date of such conversion (the "Conversion Date"). As soon as practicable after the Conversion Date, each holder of Series A Preferred Stock shall surrender certificates for all shares being converted duly endorsed in blank or accompanied by proper instruments of transfer and the Company shall deliver to such holder or such holder's nominee certificates representing the number of shares of Common Stock to which such holder shall be entitled. The Mandatory Conversion of Series A Convertible Stock shall be deemed to have occurred on the Conversion Date without regard to the time of surrender of such shares of Series A Preferred Stock and (i) such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights whatsoever with respect to such shares shall terminate (except the right of a holder to receive certificates representing the number of shares of Common Stock to which such holder is entitled, together with a cash payment in lieu of any fractional shares of Common Stock) and (ii) holders entitled to receive shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as the holder of record of such shares of Common Stock on the Conversion Date notwithstanding that the share register of the Company shall then be closed or the certificates representing the shares of Common Stock shall not then be actually delivered to such holder.

                  (e) Fractional Shares. No fractional share shall be issued upon the conversion of any of the Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of the Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing price per share of the Common Stock, as reported by NASDAQ, on the Notice Date multiplied by such fraction.

                  (f) Reservation of Common Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company will take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (g)      Adjustment of Conversion Price.

                           (i) If, prior to the  conversion  of all  outstanding
shares of Series A Preferred Stock, the Company shall reclassify, subdivide or combine its outstanding shares of Common Stock into a greater or smaller number of shares by a stock split, stock dividend or other similar event, then in each such case the Conversion Price shall be adjusted to that price which will permit the number of shares of Common Stock into which Series A Preferred Stock may be converted to be increased or reduced in the same proportion as are the number of shares of Common Stock.

                           (ii)  If,  prior  to  the  conversion  of  all of the
outstanding shares of Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the holders of shares of Series A Preferred Stock shall thereafter have the right to purchase and receive upon conversion of the Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such share of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of the Series A Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series A Preferred Stock may be entitled to purchase.

                           (iii) If any adjustment  under this subsection  would
create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                  (h) The Company will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         SECTION 4. Status of Converted Shares. In the event any shares of Series A Preferred Stock shall be converted as contemplated by this Certificate of Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock, par value $0.10 per share, of the Company, of no designated class or series, and shall not be issuable by the Company as Series A Preferred Stock.

         SECTION 5. Voting Rights. (a) Except as otherwise specifically provided by the Business Corporation Law of the State of New York or as otherwise provided herein, the holders of Series A Preferred Stock shall be entitled to vote on any matters required or permitted to be submitted to the holders of shares of Common Stock for their approval, and such holders of shares of Series A Preferred Stock and holders of shares of Common Stock shall vote as a single class, with the holders of shares of Series A Preferred Stock having the number of votes to which they would be entitled if the Series A Preferred Stock were converted into shares of Common Stock in accordance with the Conversion Formula.

                  (b) So long as Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of Series A Preferred Stock, voting separately as a class, amend any provision of the Certificate of Incorporation of the Company so as to change the preferences, conversion or other rights, voting powers, restrictions or limitations as to dividends or other distributions of the Series A Preferred Stock.

         SECTION 6. Rank and Limitations of Preferred Stock. All shares of Series A Preferred Stock shall rank equally with each other share of Series A Preferred Stock and shall be identical in all respects.

         IN WITNESS WHEREOF, the undersigned hereby executes this Certificate of Designation as of this 18th day of June, 1998.


                                         SIRCO INTERNATIONAL CORP.



                                         By: /s/ Joel Dupre
                                             -----------------------------------
                                             Name:  Joel Dupre
                                             Title:  Chairman of the Board and
                                                         Chief Executive Officer